                                                                   EXHIBIT 23(d)


                                 EXHIBIT 23(d)

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 of NBC Capital Corporation of our opinion, dated October 1, 1998 with respect to the merger of NBC Capital Corporation and First National Corporation of West Point and to all references to our firm included in the Registration Statement of NBC Capital Corporation (the "Registration Statement") and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       /s/ ALEX SHESHUNOFF & CO.
                                       INVESTMENT BANKING
                                       ----------------------------------------
                                       ALEX SHESHUNOFF & CO.
                                       INVESTMENT BANKING



AUSTIN, TX
November 3, 1998